As filed with the Securities and Exchange Commission on December 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ETHZilla Corporation

(Exact name of registrant as specified in its charter)

Delaware	90-1890354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2875 South Ocean Blvd, Suite 200

Palm Beach, Florida 33480

(650) 507-0669

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

McAndrew Rudisill

Chief Executive Officer

ETHZilla Corporation

2875 South Ocean Blvd, Suite 200

Palm Beach, Florida 33480

(650) 507-0669

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies To:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2025

PRELIMINARY PROSPECTUS

2,726,983 Shares of Common Stock

This prospectus relates to the possible resale or other disposition, from time to time, of up to 2,726,983 shares of common stock, par value $0.0001 per share, of ETHZilla Corporation, which we refer to as the “Company”, “we” or “us”, by the selling stockholders named in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” We are registering the applicable shares of our common stock to allow the selling stockholders, together with any additional selling stockholders listed in any applicable prospectus supplement, to sell the shares of common stock pursuant to the registration statement of which this prospectus forms a part. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling stockholders, and we cannot predict when or in what amounts any of the selling stockholders may sell any of our shares of common stock offered by this prospectus. The prices at which the selling stockholders may sell the shares of our common stock will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions. We are filing the registration statement of which this prospectus is a part pursuant to contractual obligations that exist with the selling stockholders, as described in more detail in this prospectus under “Prospectus Summary—Recent Acquisition Agreements —Satschel Purchase and Subscription Agreement; —Karus Purchase and Subscription Agreement; and —Zippy Purchase Agreement”.

We are not selling any shares of our common stock under this prospectus and any prospectus supplement, and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares of our common stock covered by this prospectus and any prospectus supplement. The selling stockholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution”, including directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholders or the prices at which such shares will be sold.

We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “ETHZ” On December 17, 2025, the last reported sale price of our common stock on Nasdaq was $6.53 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference herein as discussed in the “Risk Factors” section beginning on page 6 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ____________, 2025

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources; however, we have not commissioned any of the market or survey data that is presented in this prospectus. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable, provided that we have not commissioned any such information. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to ETHZilla Corporation, is also based on our good faith estimates.

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Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “ETHZilla”, and “ETHZilla Corporation” refer specifically to ETHZilla Corporation and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this prospectus only:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

Effective on December 19, 2022 at 12:01 a.m. Eastern Time, we affected a 1-for-20 reverse stock split of our then outstanding common stock, with any fractional shares rounded up to the nearest whole share; effective on February 28, 2024 at 12:01 a.m. Eastern Time, we affected a 1-for 19 reverse stock split of our then outstanding common stock with any fractional shares rounded up to the nearest whole share; and effective on October 20, 2025 at 12:01 a.m. Eastern Time, we affected a 1-for-10 reverse stock split of our then outstanding common stock, with cash paid in lieu of any fractional shares, based upon the closing sale price of the common stock on the trading day immediately prior to the effective time of the reverse split, as reported on the Nasdaq Capital Market.

In connection with the reverse splits discussed above (the “Reverse Stock Splits”), all outstanding options, warrants, and other securities entitling their holders to purchase or otherwise receive shares of common stock were adjusted, as required by the terms of each security. The number of shares available to be awarded under the Company’s equity incentive plans were also appropriately adjusted. Following the Reverse Stock Splits, the par value of the common stock remained unchanged at $0.0001 par value per share. The Reverse Stock Splits did not change the authorized number of shares of common stock or preferred stock.

The effects of the Reverse Stock Splits have been retroactively reflected throughout this prospectus.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder not named herein sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus. To the extent that any statement that we or the selling stockholders make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

This prospectus relates to the resale by the selling stockholders listed in this prospectus of up to 2,726,983 shares of our common stock. We will not receive any proceeds from the resale of any of the shares by the selling stockholders. We have agreed to pay for the expenses related to the registration of the shares being offered by the selling stockholders.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporated herein by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We do not imply or represent by delivering this prospectus that ETHZilla Corporation, or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus directly or through one or more underwriters, broker-dealers, or agents on terms to be determined at the time of sale. A prospectus supplement may describe the terms of the plan of distribution, and set forth the names of any underwriters involved in the sale of our common stock. See “Plan of Distribution” for more information.

You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section, as well as our historical financial statements and the notes thereto which are incorporated by reference in this prospectus.

Our Company

ETHZilla is a technology company in the decentralized finance industry (“DeFi”) seeking to connect financial institutions, businesses and organizations worldwide by enabling secure, accessible blockchain transactions through Ethereum network protocol implementations. In August 2025, we adopted an Ethereum-focused treasury management strategy and have since continued our strategic shift towards implementation of our business plans designed to generate recurring revenues through various DeFi protocols that improve Ethereum network integrity and security. Through our proprietary protocol implementations, we facilitate DeFi transactions and asset digitization across multiple Layer 2 Ethereum networks. In the future, we plan to offer tokenization solutions, DeFi protocol integration, blockchain analytics, traditional-to-digital asset conversion gateways, and other DeFi services.

Moving forward we also plan to leverage our relationships with Satschel, Inc., Karus, Inc. and Zippy, Inc., as discussed below, to tokenize real world assets (RWA) and to convert such tokenized RWA’s into compliant, tradable instruments with both primary and secondary market liquidity.

Recent Acquisition Agreements

Satschel Purchase and Subscription Agreement

On October 22, 2025, the Company entered into a Purchase and Subscription Agreement (the “Satschel Purchase Agreement”) with Satschel, Inc., a Delaware corporation (“Satschel”). Satschel owns Liquidity.io, a regulated broker-dealer and operator of a Digital Alternative Trading System (ATS) platform.

Pursuant to the Satschel Purchase Agreement, on the October 22, 2025 closing date, Satschel sold us shares of its Class A Common Stock representing 15% of its fully-diluted capitalization (the “Satschel Securities”), in consideration for (a) $5 million in cash; and (b) 556,174 shares of our common stock with an agreed value of $10 million, which are subject to a six month lock-up (the “Satschel Shares”).

Karus Purchase and Subscription Agreement

On December 2, 2025, the Company entered into (i) a Purchase and Subscription Agreement (the “Karus Purchase Agreement”) with Karus Inc., a Delaware corporation (“Karus”), (ii) separate Stock Purchase Agreements (the “Karus Stock Purchase Agreements”) with certain stockholders of Karus (the “Karus Stockholders”); and (iii) a Series A Preferred Stock Rights Agreement with Karus and certain significant stockholders of Karus. Karus operates a proprietary AI-powered data analytics platform for use by underwriters and lenders in the consumer auto finance industry.

Pursuant to the Karus Purchase Agreement, Karus sold us 1,421,464 shares of its Class A Preferred Stock (the “Karus Series A Shares”) representing 16% of Karus’ fully-diluted capitalization in consideration for (a) $3 million in cash; and (b) 453,721 shares of our common stock with an agreed value of $5 million, of which half are subject to a three month lock-up and half are freely transferrable, subject to applicable federal and state securities laws (the “Karus Shares”).

Pursuant to the Karus Stock Purchase Agreements, the Karus Stockholders sold us 310,945 shares of Karus common stock and 44,420 shares of Karus Series Seed-3 Preferred Stock (the “Karus Series Seed-3 Shares”), representing an aggregate of 4% of Karus’ fully-diluted capitalization in consideration for 181,488 shares of our common stock with an agreed value of $2 million, which are subject to a six month lockup (the “Karus Stockholder Shares”).

As a result of the Karus Purchase Agreement and the Karus Stock Purchase Agreements (collectively, the “Karus Purchase Agreements”), which closed on December 2, 2025, the Company holds an aggregate of 20% of the fully-diluted capitalization of Karus (collectively, the “Karus Securities”).

The Karus Purchase Agreements also grant registration rights to Karus and the Karus Stockholders, pursuant to which the Company is required to use its reasonable best efforts to (i) file a registration statement with the SEC covering the resale of the Karus Shares and the Karus Stockholder Shares (collectively, the “Karus Registrable Securities”) on or prior to 30 days following closing, and (ii) have such registration statement declared effective as soon as practicable, but no later than 120 days following the initial filing date of the registration statement if the SEC notifies the Company that it will review the registration statement (or 5 business days after the date on which the Company is notified by the SEC that the registration statement will not be reviewed, whichever is earlier), subject to certain permitted extensions. If the Company fails to comply with these requirements, subject to certain conditions and exceptions, Karus and the Karus Stockholders will be entitled to liquidated damages equal to 0.5% of the aggregate value of such Karus Registrable Securities (determined on the first day of such failure) for each 30 days that such failure continues, subject to a $250,000 liquidated damages cap. The Company is also required to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date all registrable securities have been sold pursuant to an effective registration statement, (ii) the date all registrable securities have been sold without restriction under Rule 144, (iii) the registrable securities have been sold or disposed of in a private transaction; (iv) the date the registrable securities are no longer outstanding; or (v) without restriction under Rule 144. The Company is responsible for all expenses in connection with the registration of the registrable securities, other than any selling commissions or underwriter fees or discounts.

The registration statement of which this prospectus forms a part is the registration statement required by the Karus Purchase Agreements.

Zippy Purchase Agreement

On December 9, 2025, the Company entered into (i) a Series B-3 Preferred Stock Purchase Agreement (the “Zippy Purchase Agreement”) with Zippy, Inc., a Delaware corporation (“Zippy”); (ii) separate Stock Purchase Agreements (the “Zippy Stock Purchase Agreements”) with certain stockholders of Zippy (the “Zippy Stockholders”); (iii) a Registration Rights Agreement with Zippy and the Zippy Stockholders (the “Registration Rights Agreement”); (iv) a Third Amended and Restated Investors’ Rights Agreement with Zippy and certain significant investors and stockholders of Zippy (the “Major Holders” and the “Zippy Rights Agreement”); (v) a Third Amended and Restated Right of First Refusal and Co-Sale Agreement with Zippy and the Major Holders (the “Zippy ROFR Agreement”); and (vi) a Third Amended and Restated Voting Agreement with Zippy and the Major Holders (the “Zippy Voting Agreement”). Zippy, through its subsidiaries Zippy Loans, LLC, Zippy Insurance Services, LLC, and Zippy Technology, LLC, provides mortgage loans, loan servicing, homeowner insurance services, and related software services for manufactured home buyers.

Pursuant to the Zippy Purchase Agreement, Zippy sold us 2,905,064 shares of its Series B-3 Preferred Stock (the “Zippy Series B-3 Shares”) representing 13.492% of Zippy’s fully-diluted capitalization in consideration for (a) $5 million in cash; and (b)  1,333,332 shares of our common stock (the “Zippy Shares”) with an agreed value of approximately $14 million, based on a price per share of $10.50 (the “Per-Share Price”).

The Zippy Shares are subject to lockup restrictions, from which 25% of the Zippy Shares will be released on each of the effective date of a registration statement covering the Zippy Shares (this prospectus forms a part of such applicable registration statement)(the “Registration Statement Effectiveness Date”), and the 1-month (the “Second Lock-Up Release Date”), 2-month, and 3-month anniversaries of the Registration Statement Effectiveness Date, provided that all Zippy Shares will be released from the lockup on the earlier of (i) the 3-month anniversary of the Registration Statement Effective Date, (ii) the date on which the Company’s common stock trades at or above two times the Per-Share Price on The Nasdaq Capital Market, or (iii) upon a change of control of the Company.

With respect to any Zippy Shares continuously held by Zippy between the closing of the Zippy Purchase Agreement and June 30, 2026 (the “Retained Shares” and the “True-Up Determination Date”, respectively), Zippy will be entitled to receive a true-up payment in cash, equal to the difference, if any, between the value of the Retained Shares based on the Per-Share Price and the value of the Retained Shares based on the volume-weighted average price of the Company’s common stock for the ten trading days prior to the True-Up Determination Date (the “Final Make Whole Amount”). Additionally, the Company will owe Zippy a true-up in cash equal to the positive difference, if any, between the aggregate gross proceeds received by Zippy from the sale of up to 476,191 Zippy Shares during the thirty day period following the later of (A) February 28, 2026, and (B) the Second Lock-Up Release Date, and the value of such shares based on the Per-Share Price, and if Zippy is unable to sell any or all Zippy Shares during the thirty days following the Second Lock-Up Release Date, we are required to repurchase such number of Zippy Shares that are eligible to be sold, out of the number eligible to be sold, for cash at the Per-Share Price.

Pursuant to the Zippy Stock Purchase Agreements, the Zippy Stockholders sold us 324,728 shares of Zippy common stock, representing an aggregate of 1.508% of Zippy’s fully-diluted capitalization in consideration for 202,268 shares of our common stock with an agreed value of $10.50 per share, which are subject to certain lockup restrictions as described in greater detail in the Zippy Stock Purchase Agreements (the “Zippy Stockholder Shares”). As a result of the Zippy Purchase Agreement and the Zippy Stock Purchase Agreements (collectively, the “Zippy Purchase Agreements”), which have closed to date, as discussed below, the Company holds an aggregate of 15% of the fully-diluted capitalization of Zippy (collectively, the “Zippy Securities”).

Pursuant to the Registration Rights Agreement, the Company is required to use its reasonable best efforts to (i) file a registration statement with the SEC covering the resale of the Zippy Stockholder Shares and Zippy Shares, on or prior to 30 days following closing, and (ii) have such registration statement declared effective as soon as practicable, but no later than 120 days following the initial filing date of the registration statement if the SEC notifies the Company that it will review the registration statement (or 5 business days after the date on which the Company is notified by the SEC that the registration statement will not be reviewed, whichever is earlier), subject to certain permitted extensions. If the Company fails to comply with these requirements, subject to certain conditions and exceptions, Zippy and the Zippy Stockholders will be entitled to liquidated damages equal to 0.5% of the aggregate value of such Company shares (determined on the first day of such failure) for each 30 days that such failure continues, subject to a $100,000 liquidated damages cap. The Company is also required to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date all Zippy Stockholder Shares and Zippy Shares have been sold pursuant to an effective registration statement, (ii) the date all Zippy Stockholder Shares and Zippy Shares have been sold without restriction under Rule 144, (iii) the date the Zippy Stockholder Shares and Zippy Shares have been sold or disposed of in a private transaction; (iv) the date the Zippy Stockholder Shares and Zippy Shares are no longer outstanding; or (v) the date the Zippy Stockholder Shares and Zippy Shares may be sold without restriction under Rule 144. The Company is responsible for all expenses in connection with the registration of the registrable securities, other than any selling commissions or underwriter fees or discounts.

The registration statement of which this prospectus forms a part is the registration statement required by the Registration Rights Agreement.

Pursuant to the Zippy Purchase Agreement, if the Company fails to (i) comply with its obligation to register, maintain the registration of, and deliver the Zippy Stockholder Shares and Zippy Shares in accordance with the Registration Rights Agreement, (ii) pay Zippy the Final Make Whole Amount as and to the extent required by the Zippy Purchase Agreement, or (iii) pay Zippy any liquidated damages as and to the extent required by the Registration Rights Agreement, the Company will be deemed to have forfeited its rights under Zippy’s Certificate of Incorporation, the Zippy Rights Agreement, the Zippy ROFR Agreement, and the Zippy Voting Agreement (as described above) and will be required to pay Zippy an amount equal to approximately $14 million (representing the agreed value of the Zippy Shares purchased by Zippy) less (A) the amount of any gross proceeds received by Zippy from the sale of the Zippy Shares and (B) the amount of any liquidated damages received by Zippy pursuant to the Registration Rights Agreement (the “Forfeiture Make Whole Amount”). At the Company’s option, the Forfeiture Make Whole Amount may be paid either in cash or by surrendering that number of Zippy Series B-3 Shares having an equivalent value, based on an agreed value of $6.5403 per Zippy Series B-3 Share. If the Company pays Zippy the Forfeiture Make Whole Amount, Zippy will surrender any remaining Zippy Shares then held by Zippy for cancellation and Zippy will have no further right to the Zippy Shares or any associated payment obligations, other than accrued but unpaid amounts then due and owing.

The acquisition contemplated by the Purchase Agreements closed on December 9, 2025.

Corporate Information

Our principal executive offices are located at 2875 South Ocean Blvd, Suite 200, Palm Beach, Florida 33480. Our telephone number is (650) 507-0669. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investors” — “Financials” — “SEC Filings” page of our website at www.ethzilla.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the Securities and Exchange Commission.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 6 of this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each incorporated by reference herein – see “Incorporation of Certain Documents By Reference”.

The Offering

Securities to be Offered by the Selling Stockholders	Up to 2,726,983 shares of our common stock.

Terms of the Offering:	The selling stockholders will determine when and how it will sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Common Stock Outstanding Prior to this Offering	18,935,791 shares of our common stock

Use of Proceeds	All proceeds from the sale of the shares of common stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of our shares of common stock offered pursuant to this prospectus. See the section entitled “Use of Proceeds” in this prospectus.

Risk Factors	An investment in our securities involves a high degree of risk. You should read the section entitled “Risk Factors” in this prospectus for a discussion of the risk factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market Symbol	ETHZ

The number of shares of our common stock shown as issued and outstanding in the table above is based on 18,935,791 shares of our common stock outstanding as of December 18, 2025 and excludes as of such date:

●	1,191,154 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $28.16 per share;

●	706 additional shares of our common stock reserved for future issuance under our 2020 Omnibus Incentive Plan;

●	1,267,178 additional shares of our common stock reserved for future issuance under our 2025 Omnibus Incentive Plan, as amended;

●	7,020,935 shares of common stock issuable upon exercise of warrants to purchase shares of common stock with a weighted average exercise price of $22.47 per share; and

●	169,228,852 shares of common stock issuable upon conversion of outstanding Senior Secured Convertible Notes in the outstanding principal amount of $516,148,000.

Risk Factors

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein in their entirety, and those risk factors set forth below, together with the other information in this prospectus or any prospectus supplement and documents incorporated by reference in this prospectus or any prospectus supplement. The risks described in our most recent Annual Report on Form 10-K, as amended, our most recent Quarterly Report on Form 10-Q and below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, as amended, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein, or below, occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

The price of our Common Stock has and may continue to fluctuate significantly.

The trading price of our common stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Over the past 12 months, our common stock has traded at prices as low as $6.578 per share and as high as $174.60 per share (when taking into account the Reverse Stock Splits). This volatility may affect the price at which you could sell the shares of our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of common stock at or above the price at which you purchase them. In addition, the stock market in general, and the Nasdaq Capital Market and the stock of digital asset and ETH companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Sales of our common stock registered for resale by the selling stockholders pursuant to this prospectus or the perception of such sales in the public market or otherwise could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could reduce the prevailing market price of shares of our common stock and increase the volatility of our share price. These sales, or the possibility that these sales may occur, also might make it more difficult for us:

(i)	to sell equity securities in the future at a time and at a price that we deem appropriate; and

(ii)	to comply with the Nasdaq listing standards with regard to the minimum bid price of our common stock.

Resales of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

The shares of common stock being offered for resale pursuant to this prospectus by the selling stockholders represent approximately 14.4% of the outstanding shares of common stock as of December 18, 2025. After the registration statement, of which this prospectus is a part, is effective and until such time that it is no longer effective, the registration statement registering the shares will permit the resale of these shares. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time.

If shares are sold in the public market, such sales of our common stock could have the effect of depressing the market price for our common stock. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our common stock.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the stockholders, but subject to Nasdaq rules and regulations (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock, subject to certain exceptions), to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Sales of our common stock in our ATM program, or the perception that such sales may occur, could cause the market price of our common stock to fall.

Pursuant to an amended and restated sales agreement dated November 14, 2025, between Clear Street LLC and TCBI Securities, Inc., doing business as Texas Capital Securities, we may offer and sell shares of common stock from time to time to, or the agents acting as our sales agents may offer our common stock, in at-the-market (ATM) transactions. Continued sales of our common stock, if any, under the ATM program will depend upon market conditions and other factors to be determined by us and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. Future sales of our common stock are not guaranteed, and there are no firm commitments to receive funding under the ATM program. The issuance from time to time of these new shares of common stock, or the perception that such sales may occur, could have the effect of depressing the market price of our common stock.

If we were deemed to be an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”), applicable restrictions could make it impractical for us to continue our business as currently conducted.

Under the Investment Company Act, a company generally will be considered an investment company if it primarily invests in securities or if it owns more than 40% of its total assets in securities. Although we do not believe we meet these tests, a substantial portion of our assets consists of digital assets, including ETH, which currently represent more than 40% of our total assets. In addition, we plan to tokenize real-world assets and have acquired minority interests in several other companies. While we do not currently consider these assets to be “investment securities” under the Investment Company Act, there is a risk that the SEC or another regulatory authority could treat some or all of these assets as securities for these purposes.

If any of these assets were deemed to be investment securities, our ownership could exceed the thresholds for investment company status, which could require us to take actions to dispose of assets, restrict our operations, or otherwise alter our business strategy. Reliance on available exemptions or safe harbors under the Investment Company Act, may not be available when needed and could require us to limit certain business activities, including tokenization projects or holding minority interests.

Because the rules governing digital assets, tokenized assets, and minority investments are uncertain and evolving, there can be no assurance that we will not be deemed to be an investment company in the future. Being classified as an investment company could materially and adversely affect our business, financial condition, results of operations, and prospects.

We face significant penalties and damages in the event the registration statement, of which this prospectus forms a part is not timely declared effective or is not available for the sale of such shares.

As discussed in greater detail above under “Prospectus Summary—Recent Material Acquisitions—Karus Purchase and Subscription Agreement”, the Karus Purchase Agreements granted registration rights to Karus and the Karus Stockholders, pursuant to which the Company is required to use its reasonable best efforts to (i) file a registration statement with the SEC covering the resale of the Karus Shares and the Karus Stockholder Shares on or prior to 30 days following closing of the Karus acquisition, and (ii) have such registration statement declared effective as soon as practicable, but no later than 120 days following the initial filing date of the registration statement if the SEC notifies the Company that it will review the registration statement (or 5 business days after the date on which the Company is notified by the SEC that the registration statement will not be reviewed, whichever is earlier), subject to certain permitted extensions. If the Company fails to comply with these requirements, subject to certain conditions and exceptions, Karus and the Karus Stockholders will be entitled to liquidated damages equal to 0.5% of the aggregate value of such Karus Registrable Securities (determined on the first day of such failure) for each 30 days that such failure continues, subject to a $250,000 liquidated damages cap. The Company is also required to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date all registrable securities have been sold pursuant to an effective registration statement, (ii) the date all registrable securities have been sold without restriction under Rule 144, (iii) the registrable securities have been sold or disposed of in a private transaction; (iv) the date the registrable securities are no longer outstanding; or (v) without restriction under Rule 144. The Company is responsible for all expenses in connection with the registration of the registrable securities, other than any selling commissions or underwriter fees or discounts. The registration statement of which this prospectus forms a part is the registration statement required by the Karus Purchase Agreements.

As discussed in greater detail above under “Prospectus Summary—Recent Material Acquisitions—Zippy Purchase Agreement”, pursuant to the Registration Rights Agreement, the Company is required to use its reasonable best efforts to (i) file a registration statement with the SEC covering the resale of the Zippy Stockholder Shares and Zippy Shares, on or prior to 30 days following the closing of the Zippy acquisition, and (ii) have such registration statement declared effective as soon as practicable, but no later than 120 days following the initial filing date of the registration statement if the SEC notifies the Company that it will review the registration statement (or 5 business days after the date on which the Company is notified by the SEC that the registration statement will not be reviewed, whichever is earlier), subject to certain permitted extensions. If the Company fails to comply with these requirements, subject to certain conditions and exceptions, Zippy and the Zippy Stockholders will be entitled to liquidated damages equal to 0.5% of the aggregate value of such Company shares (determined on the first day of such failure) for each 30 days that such failure continues, subject to a $100,000 liquidated damages cap. The Company is also required to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date all Zippy Stockholder Shares and Zippy Shares have been sold pursuant to an effective registration statement, (ii) the date all Zippy Stockholder Shares and Zippy Shares have been sold without restriction under Rule 144, (iii) the date the Zippy Stockholder Shares and Zippy Shares have been sold or disposed of in a private transaction; (iv) the date the Zippy Stockholder Shares and Zippy Shares are no longer outstanding; or (v) the date the Zippy Stockholder Shares and Zippy Shares may be sold without restriction under Rule 144. The Company is responsible for all expenses in connection with the registration of the registrable securities, other than any selling commissions or underwriter fees or discounts. The registration statement of which this prospectus forms a part is the registration statement required by the Registration Rights Agreement.

In the event the this registration statement is not timely declared effective, suspended or terminated, or we otherwise fail to meet certain requirements set forth in the Karus Purchase Agreements and/or Registration Rights Agreement, we could be required to pay significant penalties which could adversely affect our cash flow and operations and could cause the value of our securities to decline in value or become worthless.

The collateral securing our Convertible Notes may not be sufficient to fully satisfy the redemption price, which could require us to use substantial additional cash or liquidate ETH holdings, and we may not have sufficient resources to do so.

The Company has previously entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with investment funds managed by an institutional investor (the “Investor”), under which the Company sold and issued to the Investor senior secured convertible notes (the “August 2025 Convertible Notes”) in an aggregate principal amount of $156,250,000, and on September 22, 2025, the Company entered into an Amendment and Waiver Agreement with the Investor (the “Amendment Agreement”), pursuant to which, among other things, the Company sold the Investor a new series of senior secured convertible (the “September 2025 Convertible Notes”, and together with the August 2025 Convertible Notes, the “Convertible Notes”) in the aggregate principal amount of $360 million. The Convertible Notes are secured by an aggregate of approximately $509,090,000 in cash (the “Cash Collateral”) and 11,374.893513 of ETH having a value of approximately $33.6 million (the “Specified ETH Amount”) as of December 16, 2025 (the “ETH Collateral”). Both the Cash Collateral and the ETH Collateral are held in restricted accounts in accordance with the agreements with the Investor.

Pursuant to a Note Mandatory Redemption Agreement entered into on December 9, 2025 (the “Redemption Agreement”) with the Investor, we are required to repurchase and redeem all outstanding Convertible Notes at a purchase price equal to 117% of the aggregate principal amount outstanding, plus accrued interest, fees, and any other amounts owed (the “Purchase Price”). Although the Convertible Notes are secured by approximately $509.1 million of Cash Collateral and the Specified ETH Amount, the value of such collateral may be insufficient to fully cover the Purchase Price. Among other things, the value of our ETH collateral is volatile and subject to significant fluctuations. To the extent the collateral is insufficient, we will be required to satisfy the remaining balance owed to the Investor (the “Remaining Amount”) through other balance-sheet assets, including potentially liquidating additional assets or using cash we currently expect to use for operations. If the value of our balance sheet assets declines or we are otherwise unable to convert assets to cash in a timely manner, we may be unable to pay the Purchase Price when due. Any failure to pay the full Purchase Price on or before December 30, 2025 could result in the termination of the Redemption Agreement and could materially and adversely affect our liquidity, financial condition, and ability to operate our business.

The Redemption Agreement will significantly reduce the cash and liquid assets available to fund our operations, support growth initiatives, and meet other corporate obligations.

The redemption of the Convertible Notes, together with related fees and expenses, will require the use of substantially all of the Cash Collateral and may require the use of additional corporate cash or the liquidation of a portion of our ETH holdings. These cash outflows will significantly reduce the liquid resources available to us following completion of the redemption. As a result, we may have limited cash available to fund operations, execute our business plan, satisfy working capital needs, support our business plan, or pursue strategic opportunities. Our ability to respond to competitive pressures or unexpected cash needs may be materially constrained. If our remaining cash resources are lower than anticipated, we may face difficulty meeting our obligations as they come due.

We may need to raise additional capital to fund our business after the redemption, and such capital may not be available on favorable terms or at all, and any equity financing may cause substantial dilution to our stockholders.

Following the redemption of the Convertible Notes, we may require additional capital to fund operations, satisfy contingent obligations, or pursue strategic initiatives. Our ability to obtain additional financing depends on a number of factors, including market conditions, our financial performance, investor sentiment toward our industry, the trading price and volatility of our common stock, and the condition of credit and capital markets generally. There is no assurance that additional financing will be available to us when needed, on favorable terms, or at all. If we raise capital through debt financing, such indebtedness may impose restrictive covenants or additional security requirements. If we raise capital through equity or equity-linked securities, our existing stockholders may experience significant dilution, which may be substantial. If adequate funds are not available, our business, prospects, and financial condition could be materially and adversely affected.

Liquidation of our ETH collateral to fund the redemption could expose us to cryptocurrency market volatility and may result in losses.

Under the Redemption Agreement, we are permitted under certain circumstances to liquidate a portion of the ETH collateral to fund the Remaining Amount. The cryptocurrency market is highly volatile, and the value of ETH may decline significantly between the date of the Redemption Agreement and any liquidation date. Any such decline could require us to liquidate a larger portion of our ETH holdings than anticipated or use additional cash resources to satisfy the Purchase Price. Moreover, any substantial sale of ETH by us could negatively impact market prices, further reducing realizable value.

If we fail to pay the Purchase Price by the deadlines specified in the Redemption Agreement, the Investor may terminate the Redemption Agreement, which could lead to adverse consequences including enforcement against the collateral.

Under the Redemption Agreement, if we fail to pay the Purchase Price in full by December 30, 2025, the Investor may terminate the Redemption Agreement. Upon termination, we would remain obligated under the original terms of the Convertible Notes, and the Investor could exercise available remedies, including enforcement against the Cash Collateral and ETH collateral. Such actions could materially impair our liquidity, reduce or eliminate our remaining cash resources, and materially harm our business, financial condition, and results of operations.

ETH is highly volatile, and fluctuations in the price of ETH are likely to materially affect our financial results and the market price of our common stock.

ETH’s value is largely speculative and depends on expectations for the Ethereum network, usage and transaction activity, and overall demand for ETH. As a result, ETH has experienced, and may continue to experience, significant price swings, including sharp declines such as in 2022. A substantial drop in ETH’s price would negatively affect our financial condition and the market price of our common stock, including as a result of:

·	market sentiment and trading activity, including shifts in user or investor confidence, trading by large holders, speculative activity, bankruptcies or forced liquidations, or actual or perceived market manipulation;

·	negative publicity or adverse events in the digital asset industry, including regulatory actions, high-profile failures of major participants, cybersecurity incidents, criminal misuse of digital assets and related media coverage, or environmental concerns;

·	changes in demand for ETH, including shifts in consumer preferences or competition from other digital assets (such as Bitcoin), stablecoins or government-backed digital currencies;

·	failures or instability in digital asset infrastructure, such as stablecoin crashes, custodian or trading-venue insolvencies, service disruptions, or the unavailability of platforms used to buy, sell or hold ETH;

·	protocol-level issues, including bugs, security vulnerabilities, unsuccessful or controversial upgrades, reductions in staking rewards, slashing events, or delays or congestion affecting staking or withdrawals;

·	regulatory, legislative, enforcement or judicial actions, domestically or internationally, affecting the legality, transferability, trading, custody or public perception of ETH or the broader digital asset ecosystem; and

·	macroeconomic, technological and geopolitical developments, including changes in interest rates or inflation, monetary or fiscal policy, quantum-computing or cryptographic advances, or global political or economic instability.

Any of these factors could cause the price of ETH to decline materially, adversely affecting our results of operations, financial condition, and the market price of our common stock.

Our ETH strategy has not been tested over an extended period of time or under different market conditions.

ETH has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of ETH and, in turn, a limited basis for evaluating an investment in ETH. Although past performance is not necessarily indicative of future results, if ETH had a more established history, such history might (or might not) provide information on which to evaluate our ETH strategy.

We are continually examining the risks and rewards of our strategy to acquire and hold ETH and to stake such ETH to generate staking rewards. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe ETH has the potential to serve as a hedge against inflation in the long term, the short-term price of ETH has declined in recent periods during which the inflation rate increased. If ETH prices were to decrease or our ETH strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

Our ability to achieve the growth objectives of our ETH strategy depends in significant part on our ability to continue raising capital to purchase ETH. If we are unable to obtain equity, equity-linked or debt financing on favorable terms or at all, we may not be able to successfully execute on our ETH strategy.

Staking our ETH exposes us to risks of loss, penalties, slashing, inactivity leaks, and liquidity constraints, any of which could adversely affect our business, financial condition, and the value of our common stock.

We stake a portion of our ETH through one or more third-party staking providers. Staking exposes us to the risk that some or all of our staked ETH could be lost, destroyed, or rendered inaccessible. None of our ETH, whether staked or unstaked, is protected by the Federal Deposit Insurance Corporation (FDIC), the Securities Investor Protection Corporation (SIPC), or any similar regulatory safeguards.

The Ethereum proof-of-stake protocol imposes several types of sanctions on validators for misbehavior or inactivity, including penalties, slashing, and inactivity leaks. A validator may incur penalties for failing to perform required validation activities, resulting in the burning of ETH that would otherwise have been earned as a reward. More serious violations can result in slashing, in which a portion of the validator’s staked ETH is immediately burned, followed by additional ETH being burned over time until the validator is forcibly removed from the validator pool. ETH may also be lost during inactivity leaks, which occur when a significant portion of validators are offline and the network is unable to finalize blocks, causing the ETH staked by inactive validators to gradually “bleed” away.

There can be no assurance that penalties, slashing events, or inactivity leaks will not occur in connection with any staking activities we undertake, or that we will be able to recover losses from any staking provider. Staking providers typically limit their liability and may not have sufficient assets or insurance to compensate us for losses.

Staking may be carried out by our custodians, their affiliates, or third-party staking providers, the amount of staking rewards that our staking activity will generate will be dependent on the performance of the staking provider, including the adequacy and reliability of the hardware and software utilized by the staking provider. If the staking providers experience service outages or otherwise are unable to optimally execute the staking of our ETH, our staking rewards may be adversely affected.

In addition, staking exposes us to liquidity risk because staked ETH cannot be immediately withdrawn. Under current Ethereum network protocols and depending on network conditions, congestion, or contractual terms with staking providers, the activation or exit of validators (and the ability to stake or un-stake ETH) may take hours, days, or even weeks. During these periods, staked ETH is inaccessible and cannot be used to meet liquidity needs, fund operations, or respond to market opportunities or adverse events. This illiquidity could adversely affect our financial condition and the value of our common stock.

ETH and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

ETH and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of ETH or the ability of individuals or institutions such as us to own or transfer ETH.

The U.S. federal government, states, regulatory agencies and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of ETH or the ability of individuals or institutions such as us to own or transfer ETH.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and ETH specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of ETH, as well as our ability to hold or transact in ETH, and in turn adversely affect listed securities.

Moreover, the risks of engaging in an ETH strategy are relatively novel and have created and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of ETH in particular, may also impact the price of ETH and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of ETH may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to ETH, institutional demand for ETH as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for ETH as a store of value or means of payment, and the availability and popularity of alternatives to ETH. Even if growth in ETH adoption occurs in the near or medium-term, there is no assurance that ETH usage will continue to grow over the long-term.

Because ETH has no physical existence beyond the record of transactions on the Ethereum blockchain, a variety of technical factors related to the Ethereum blockchain could also impact the price of ETH. For example, malicious attacks, inadequate staking fees to incentivize validating of ETH transactions, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Ethereum blockchain and negatively affect the price of ETH. The liquidity of ETH may also be reduced and damage to the public perception of ETH may occur if financial institutions were to deny or limit banking services to businesses that hold ETH, provide ETH-related services or accept ETH as payment, which could also decrease the price of ETH.

The market price of ETH is highly volatile, subject to numerous factors beyond our control, including competition from other crypto assets, speculative momentum, and company-specific considerations, which could materially reduce the value of our ETH holdings and cause our common stock to trade at a premium or discount to such value.

The price of ETH depends on global supply-and-demand dynamics in markets that are largely unregulated or subject to differing regulatory regimes, and is inherently volatile. ETH competes for users, developers, capital, and transaction “blockspace” with other crypto assets and networks (including Bitcoin and alternative Layer-1 and Layer-2 protocols), with stablecoins and their settlement rails, and with non-blockchain payment and computing systems. If market participants favor competing networks (whether due to perceived differences in performance, scalability, fees, security, programmability, available applications, token incentives, or regulatory or business considerations) the relative demand for ETH could decline. ETH’s price may also be affected by protocol-level changes, hard forks or chain splits, software bugs or vulnerabilities, validator or slashing events, disruptions or exploits in applications or Layer-2 systems, transaction-fee changes, actions by large holders, market manipulation, exchange or stablecoin failures, macroeconomic or interest-rate conditions, regulatory or enforcement developments, tax treatment, and changes in access to banking or payment services for industry participants. Any of these factors (particularly if they benefit competing assets more than ETH) could cause the value of ETH to decline or underperform other crypto assets.

ETH is also subject to momentum pricing driven by speculation regarding future appreciation, which can amplify volatility. Shifts in investor sentiment about expected future price movements may cause rapid increases or decreases in ETH’s market price. A decline in the price of ETH, increased volatility, or underperformance relative to other assets would reduce the value of our ETH holdings and could adversely affect the market price of our common stock.

In addition, the market price of our common stock reflects factors that do not affect the spot price of ETH and may therefore diverge materially (either positively or negatively) from the per-share value of our ETH holdings (net of cash, other assets and liabilities). These factors include our corporate-level expenses; taxes; dilution from equity or debt financings; expectations about our future ETH purchases, sales, staking activity or special distributions; our liquidity, public float and short-interest dynamics; the availability and pricing of alternative ETH investment vehicles (such as exchange-traded products) and differences between those vehicles and our structure; market-microstructure differences; index inclusion and analyst coverage; our governance, financial reporting and perceived operational, custody, technology or regulatory risks; and broader equity-market conditions. As a result, our common stock may trade at a substantial premium or discount to the value of the ETH we hold and may be more volatile than ETH itself. Investors could therefore lose all or a substantial portion of their investment even if the market price of ETH does not decline, and may not benefit proportionately from increases in the market price of ETH.

Our Ethereum treasury strategy may subject us to enhanced regulatory oversight.

Several spot ETH exchange traded products (ETPs) have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value (NAV). Even though we are not, and do not function in the manner of, a spot ETH ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our ETH holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our ETH through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our ETH from bad actors that have used ETH to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in ETH by us may be restricted or prohibited.

We have issued, and may in the future issue additional, convertible debentures, which are and are expected to be collateralized by some or all of our ETH holdings, and we have and may in the future utilize other financial instruments, such as OTC swaps, that may be so collateralized. We may also consider pursuing strategies to create income streams or otherwise generate funds using our ETH holdings. These types of ETH-related transactions are the subject of enhanced regulatory oversight. These and any other ETH-related transactions we may enter into, beyond simply acquiring and holding ETH, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX Trading, one of the world’s largest cryptocurrency exchanges, in November 2022. U.S. and foreign regulators have also increased, and are highly likely to continue to increase, enforcement activity, and are likely to adopt new regulatory requirements in response to FTX Trading’s collapse. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting ETH, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in ETH.

In addition, private actors that are wary of ETH or the regulatory concerns associated with ETH may in the future take further actions that may have an adverse effect on our business or the market price of our common stock.

The concentration of our ETH holdings enhances the risks inherent in our ETH treasury strategy.

The vast majority of our assets are concentrated in our ETH holdings or result from funds received from the liquid staking of ETH. The concentration of our assets in ETH limits our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets. If there is a significant decrease in the price of ETH, we may experience a more pronounced impact on our financial condition than if we invested our cash in a more diverse portfolio of treasury assets.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our ETH holdings.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of ETH, particularly because we only began our ETH treasury strategy in the Second Quarter of 2025.

The price of ETH has historically been subject to dramatic price fluctuations and is highly volatile. We determine the fair value of our ETH based on quoted (unadjusted) prices on the Coinbase exchange, and are required to measure our ETH holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our ETH in net income each reporting period, which may create significant volatility in our reported earnings and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on the market price of our common stock. Conversely, any sale of ETH at prices above our carrying value for such assets creates a gain for financial reporting purposes even if we would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in our reported earnings.

Due in particular to the volatility in the price of ETH, we expect our early adoption of Accounting Standards Update (ASU) 2023-08 to increase the volatility of our financial results and it could significantly affect the carrying value of our ETH on our balance sheet. Because we intend to purchase additional ETH in future periods and increase our overall holdings of ETH, we expect that the proportion of our total assets represented by our ETH holdings will increase in the future. As a result, and in particular due to our adoption of ASU 2023-08, volatility in our earnings may be significantly more than what we experienced in prior periods.

Lending arrangements may expose us to risks of borrower default, operational failures and cybersecurity threats.

From time to time, we may generate income through lending our ETH to third party borrowers, which carries significant risks. The volatility of the market price of ETH increases the likelihood that borrowers may default due to market downturns, liquidity crises, fraud or other financial distress. These lending transactions may be unsecured, and so may be subordinated to secured debt of the borrower. If a borrower becomes insolvent, we may be unable to recover the loaned ETH, leading to substantial financial losses.

Additionally, digital asset lending platforms are vulnerable to operational and cybersecurity risks. Technical failures, software bugs or system outages could disrupt lending activities, delay transactions or result in inaccurate record-keeping. Cybersecurity threats, including hacking, phishing and other malicious attacks, pose further risks, potentially leading to the loss, theft or misappropriation of our loaned ETH. A successful cyberattack or security breach could materially and adversely impact our financial position, reputation and ability to conduct future lending activities.

We face significant custody and security risks relating to our ETH, including loss of private keys, cyberattacks, custodian failure and smart-contract vulnerabilities.

We rely on regulated custodians to safeguard the private keys controlling our ETH. Our ETH may at times be concentrated with a single custodian, and a reduction in the availability of qualified custodians (whether due to regulatory developments or otherwise) could limit our ability to diversify custody or require us to enter into less favorable arrangements. Insurance available to us or our custodians may cover only a small portion of potential losses, and may not continue to be available on current terms.

Custody of digital assets presents unique risks. If private keys are lost, destroyed, or compromised and no backup exists, the associated ETH is permanently inaccessible. Cyberattacks, security breaches, or operational failures affecting our wallets or our custodians could result in theft, loss, or freezing of our ETH. In addition, if a custodian becomes insolvent, our ETH could be subject to bankruptcy proceedings and we could be treated as an unsecured creditor, with uncertain recovery. The legal framework governing digital-asset custody and ownership rights in insolvency remains unsettled and may evolve in ways detrimental to us.

Our staking, restaking and other on-chain activities involve smart contracts and decentralized applications that may contain coding errors, security vulnerabilities, flawed permission structures or exploitable “admin keys.” Past exploits of smart contracts and decentralized protocols have resulted in irreversible asset losses, and similar events could lead to the loss of our ETH.

Holders of our convertible securities may engage in hedging or short-selling activities, which could put downward pressure on our stock price and limit potential appreciation.

Certain holders of our convertible notes, warrants, or other convertible securities may engage in short-selling or other hedging strategies in connection with their convertible holdings. Such strategies may include selling shares of our common stock short, entering into derivative transactions, or otherwise hedging their economic exposure to the price of our common stock.

These activities could create significant downward pressure on the market price of our common stock, particularly if large positions are held or if the conversion or exercise prices of these securities are substantially above the prevailing stock price. In addition, while these holders maintain short positions or are hedging their exposure, the market price of our common stock may not appreciate materially above the conversion or exercise price of such holders’ convertible securities, potentially limiting gains for other stockholders.

Such short-selling and hedging activities may also increase the volatility of our stock, adversely affect the trading market for our common stock, and impair our ability to raise additional capital at favorable prices. These factors could have a material adverse effect on the market price of our common stock and our ability to achieve financing, strategic, or operational objectives.

Regulatory uncertainties related to the tokenization and securitization of real-world assets may adversely affect our business and could result in significant compliance costs, enforcement actions, or limitations on our operations.

Our current business model involves the securitization of real-world assets and the issuance of digital, tokenized instruments representing interests in such assets, which may be traded in primary and secondary markets. The regulatory framework governing digital asset securities, asset-backed tokens, and other forms of tokenized instruments is rapidly evolving and remains uncertain in many respects, both in the United States and abroad. Regulatory authorities, including the SEC, the Commodity Futures Trading Commission, the Financial Industry Regulatory Authority (“FINRA”), and state securities regulators, have taken differing and sometimes inconsistent views as to the classification and treatment of digital assets.

In particular, there is a risk that our activities or those of liquidity.io (a licensed broker-dealer), which we own 10% of the entity which owns, could be deemed to involve the offer or sale of “securities” under the Securities Act, the operation of an “exchange” or “broker-dealer” under the Exchange Act, or the conduct of an “investment company” or “investment adviser” under the Investment Company Act or the Investment Advisers Act of 1940. If any of our tokenized products or related activities were determined to cause us or our subsidiaries to be an investment company under the Investment Company Act, we could become subject to extensive and burdensome registration, disclosure, governance, and operational requirements that we do not currently satisfy. Alternatively, we may be required to alter, limit, or cease certain operations or token offerings to avoid being deemed an investment company.

Additionally, new laws, regulations, or regulatory guidance could materially change the manner in which digital or tokenized asset transactions are structured or conducted. We may also become subject to enforcement actions, investigations, or litigation if regulators determine that our activities or the tokenized instruments we issue or facilitate violate existing securities, commodities, or investment company laws. Any such determination could result in civil or criminal penalties, the requirement to rescind prior token issuances, significant legal and compliance costs, reputational harm, and the inability to continue offering certain products or operating in certain jurisdictions.

Because the legal treatment of tokenized securities and other digital asset instruments remains uncertain, our business, prospects, and financial condition could be materially and adversely affected by changes in regulatory interpretations or enforcement priorities, or by our inability to timely adapt to evolving compliance requirements.

Our classified board structure may delay or complicate changes in control of our board, but a hostile takeover or activist campaign could nevertheless result in changes to our board and management that adversely affect our business and the market price of our common stock.

Our board of directors is divided into two classes, with approximately half of our directors standing for election in alternating years. This classified board structure may have the effect of delaying or discouraging certain takeover attempts or changes in control of our board. However, it does not eliminate the possibility that we may become the target of unsolicited or hostile takeover proposals, activist campaigns, proxy contests or other efforts by third parties seeking to influence or gain control of our board, management, strategic direction or significant corporate decisions.

The pursuit or threat of such actions, even if ultimately unsuccessful or delayed due to our classified board structure, could result in substantial costs, divert the attention of our directors and management, create uncertainty for employees, partners and customers, disrupt our operations, and harm our reputation or business relationships. In addition, the extended time frame associated with a contested effort to change board composition may prolong uncertainty and instability.

If a hostile party succeeds over time in replacing some or all of our directors or influencing our management, our strategic direction, business plans, risk tolerance, capital allocation policies, or approach to our ETH holdings and related activities could change in ways that differ materially from the expectations of our stockholders. New directors or officers may lack familiarity with our business or industry, pursue strategies or transactions that stockholders do not favor, or implement changes that disrupt our operations. Changes in leadership, whether occurring incrementally as a result of staggered elections or through negotiated or contested processes, may also result in the loss of institutional knowledge or reduced operational effectiveness.

Any actual or perceived instability in our leadership, uncertainty regarding the outcome or duration of a hostile takeover or activist campaign, or delays in strategic decision-making resulting from such uncertainty could adversely affect our business, financial condition and operating results, and could cause the market price of our common stock to decline.

Cautionary Note Regarding Forward-Looking Information

This prospectus and the documents or information incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others:

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives and repay outstanding indebtedness; dilution associated with equity offerings and convertible debt instruments; risks associated with our secured obligations and collateral provided in connection therewith; exchange listing requirements and compliance; constrained access to banking or capital markets for digital asset-related companies; and debt, liens and collateral arrangements;

●	digital asset market and network dynamics risks, including treasury holdings: volatility in the value of ether (“ETH”); the future development and growth of digital assets; ETH-specific market, technology and regulatory developments; and the risks of our digital asset treasury model;

●	our ability to expand into new markets, including the tokenization of real world assets, the timing and costs associated therewith, and regulatory compliance costs, compliance and issues related thereto;

●	the potential need for changes in our long-term strategy in response to future developments;

●	a decrease in liquidity in the markets in which ETH is traded;

●	increased competition, including from companies which may have substantially greater resources than we have;

●	risks of ETH staking and related activities; the risks of ETH scaling; market structure and liquidity risks; concentration and governance risks; counterparty risks, custodians, staking providers, and validators; failures to securely store and manage currencies; and potential theft, loss or destruction of private keys;

●	evolving U.S. and foreign laws and policies applicable to digital assets, custody, staking, market structure, sanctions/anti-money laundering (“AML”), securities and commodities regulation, and tax treatment; possible conflicting or extraterritorial regulations potential investigations and litigation;

●	dependence on access to reliable, low-cost electricity and hosting; utility rate structures, curtailments, grid constraints, weather events; environmental and energy policy developments;

●	changes in the accounting treatment relating to the Company’s ETH and other digital asset holdings; accounting risks associated with fair value measurements; and potential impairment charges;

●	cybersecurity incidents which may compromise systems; intellectual property disputes or alleged infringements which could disrupt our business;

●	our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, and other business restrictions affecting our ability to market our products and services;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	general economic and business conditions in the United States and elsewhere in the world; changing rates of inflation, and economic downturns, including potential recessions, as well as macroeconomic, geopolitical, health and industry trends, pandemics, acts of war (including the ongoing Ukraine/Russian conflict, and Israel/Hamas conflict) and other large-scale crises;

●	the Company’s ability to protect its proprietary information and intellectual property (IP);

●	the effect of current and future regulation, the Company’s ability to comply with regulations (both current and future) and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; and

●	other risk factors included under “Risk Factors” in our latest Annual Report on Form 10-K, as amended and Form 10-Q and set forth below, and/or incorporated by reference under “Risk Factors”, above.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained or incorporated by reference in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, and any prospectus supplement and the documents incorporated therein, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, or any prospectus supplement, or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under, and incorporated by reference into, “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, and any prospectus supplement and the documents incorporated therein, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference, or any prospectus supplement and the documents incorporated therein. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

You should read this prospectus and the documents that we reference in this prospectus, and any prospectus supplement and the documents incorporated therein, and those documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholders.

Selling Stockholders

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders pursuant to the agreements discussed in greater above under “Prospectus Summary—Recent Acquisition Agreements —Satschel Purchase and Subscription Agreement; —Karus Purchase and Subscription Agreement; and —Zippy Purchase Agreement”. We are registering the shares of common stock in order to permit the selling stockholders and any of their pledgees, assignees and successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such shares of common stock in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

We have prepared this table based on information furnished to us by or on behalf of the selling stockholders. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Exchange Act, and generally includes voting or investment power with respect to securities, including any securities that grant the selling stockholders the right to acquire common stock within 60 days of December 18, 2025 (the “Date of Determination”). We believe that the selling stockholders have sole voting and investment power with respect to all shares beneficially owned. To our knowledge, none of the selling stockholders are affiliated with a broker-dealer registered under the Exchange Act, except to the extent set forth in the footnotes below.

The shares may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by the selling stockholders in this prospectus. The selling stockholders may sell less than all of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the selling stockholders will sell under this prospectus.

Neither the selling stockholders, nor any persons having control over the selling stockholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares, except as set forth in the footnotes below.

The selling stockholders have represented to us that they purchased the shares of common stock offered herein for their own account, for investment only and not with a view toward selling or distributing them in violation of the Securities Act, except in sales either registered under the Securities Act, or sales that are exempt from registration. In recognition of the fact that each of the selling stockholders, even though purchasing his, her or its shares for investment, may wish to be legally permitted to sell its shares when it deems appropriate, we agreed with the selling stockholders to file a registration statement to register the resale of the shares. Information regarding the selling stockholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part, if required.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. Our knowledge is based on information provided by the selling stockholders as of the Date of Determination.

The selling stockholders may have sold, transferred or otherwise disposed of some or all of the shares of our common stock listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the selling stockholders will sell all of the common stock being offered hereby pursuant to this prospectus.

Information about the selling stockholders may change from time to time, including by addition of additional selling stockholders, and if necessary, we will supplement this prospectus accordingly.

		Shares of Common Stock Beneficially Owned Prior	Number of Shares Being Offered in		Beneficial Ownership After This Offering(1)
Name of Selling Stockholder		to This Offering	This Offering		Number of Shares	Percent of Class(2)
Aaron Christopher Travis		81,670	81,670	(3)	—	—
Benjamin Ellis Halliday		101,134	101,134	(4)	—	—
Capital Eleven LLC	(a)	22,686	22,686	(3)	—	—
James Ponder Harrison		38,566	38,566	(3)	—	—
Karus, Inc.	(b)	453,721	453,721	(5)	—	—
Paul Kostoff		38,566	38,566	(3)	—	—
Robert Jodan Bucy		101,134	101,134	(4)	—	—
Satschel, Inc.	(c)	556,174	556,174	(6)	—	—
Zippy, Inc.	(d)	1,333,332	1,333,332	(7)	—	—
			2,726,983

(1)	Assumes for purposes of the “Beneficial Ownership After This Offering” that (i) all of the shares of common stock to be registered by the registration statement of which this prospectus is a part are sold in this offering and (ii) the selling stockholders do not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering. The registration of this offering of shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.
(2)	“Percent of Class” is as of the Date of Determination, and the percentage is based upon 18,935,791 shares of our common stock outstanding as of the Date of Determination.

(3)	Represents shares of common stock of the Company acquired by the selling stockholder pursuant to the Karus Stock Purchase Agreements and subject to certain lock-up restrictions, each as discussed in greater detail above under “Prospectus Summary—Recent Acquisition Agreements—Karus Purchase and Subscription Agreement”.
(4)	Represents shares of common stock of the Company acquired by the selling stockholder pursuant to the Zippy Stock Purchase Agreements and subject to certain lock-up restrictions, each as discussed in greater detail above under “Prospectus Summary—Recent Acquisition Agreements—Zippy Purchase Agreement”.
(5)	Represents shares of common stock of the Company acquired by Karus pursuant to the Karus Purchase Agreement a portion of which is subject to certain lock-up restrictions, each as discussed in greater detail above under “Prospectus Summary—Recent Acquisition Agreements—Karus Purchase and Subscription Agreement”.
(6)	Represents shares of common stock of the Company acquired by Satschel pursuant to the Satschel Purchase Agreement which are subject to certain lock-up restrictions, each as discussed in greater detail above under “Prospectus Summary—Recent Acquisition Agreements—Satschel Purchase and Subscription Agreement”.
(7)	Represents shares of common stock of the Company acquired by Zippy pursuant to the Zippy Purchase Agreement which are subject to certain lock-up restrictions, each as discussed in greater detail above under “Prospectus Summary—Recent Acquisition Agreements—Zippy Purchase Agreement”.

(a)	The securities held by Capital Eleven LLC, may be deemed to be beneficially owned by Travis Hawkes, the Manager of Capital Eleven LLC.
(b)	The securities held by Karus, Inc., may be deemed to be beneficially owned by Aaron Christopher Travis, the Chief Executive Officer of Karus, Inc.

(c)	The securities held by Satschel, Inc., may be deemed to be beneficially owned by Eric Choi, the Chief Executive Officer and Chairman of Satschel, Inc. Satschel is an affiliate of a registered broker-dealer. Satschel acquired the shares pursuant to the terms of the Satschel Purchase Agreement, in the ordinary course of business and, at the time of the acquisition of the securities to be resold, Satschel had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(d)	Zippy, Inc. is controlled by a six-member board of directors. Actions with respect to voting and disposition of the reported securities are approved by a majority of the board, and no individual director has unilateral authority to approve such actions. The current directors are Ben Halliday, Jordan Bucy, John Bertrand, Wesley Gottesman, Jake Betzel and Wade Peery, who may be deemed to share voting and dispositive power solely by virtue of their positions. Each such individual disclaims beneficial ownership of the reported securities except to the extent of any pecuniary interest therein.

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equity holders of the selling stockholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post- effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify certain of the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with certain of the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date all such applicable registrable securities have been sold pursuant to an effective registration statement, (ii) the date all such applicable registrable securities have been sold without restriction under Rule 144, (iii) the date all such applicable registrable securities have been sold or disposed of in a private transaction; (iv) the date all such applicable registrable securities are no longer outstanding; or (v) the date all such applicable registrable securities may be sold without restriction under Rule 144.

Description of Capital Stock

Authorized Capital Stock

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation, as amended, in its entirety, for a complete description of the rights and preferences of our securities.

As of the date of this prospectus, we have 5,000,000,000 authorized shares of common stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 1,000,000 shares have been designated as Series A Convertible Preferred Stock (of which none are outstanding), of which one share of preferred stock has been designated as a Class C Special Voting Share, of which none are outstanding, one share of preferred stock has been designated as a Class K Special Voting Share, of which none are outstanding, and of which 1,000,000 shares have been designated as Series B Convertible Preferred Stock (of which no shares are outstanding).

As the date of this prospectus, there were 18,935,791 shares of common stock outstanding held by approximately 79 holders of record.

Common Stock

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and do not have the right to cumulate votes in the election of directors.

Holders of common stock will be entitled to receive dividends and other distributions, if any, in amounts declared from time to time by our Board of Directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in these dividends and distributions.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Our Board of Directors is divided into two classes, with only one class of directors being elected in each year and each class generally serving a two-year term.

Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board of Directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Second Amended and Restated Certificate of Incorporation provides that our Board of Directors be classified into two classes of directors. As a result, in most circumstances, a person can gain control of our Board of Directors only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Legal Matters

The validity of the securities offered by this prospectus have been passed upon for us by The Loev Law Firm, PC. David M. Loev, the President and sole owner of The Loev Law Firm, PC, beneficially owns less than 1% of the outstanding shares of our common stock.

Experts

The consolidated financial statements of ETHZilla Corporation formerly 180 Life Sciences Corp. and subsidiaries as of December 31, 2024, and the year ended December 31, 2024 and the related notes, are incorporated into this prospectus by reference from ETHZilla Corporation formerly 180 Life Sciences Corp.’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by M&K CPA’s, PLLC, an independent registered public accounting firm, as set forth in their report thereon, and have been incorporated in this prospectus and Registration Statement in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of ETHZilla Corporation formerly 180 Life Sciences Corp. and subsidiaries as of December 31, 2023, and the year ended December 31, 2023 and the related notes, are incorporated into this prospectus by reference from ETHZilla Corporation formerly 180 Life Sciences Corp.’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, and have been incorporated in this prospectus and Registration Statement in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

Except as set forth under “Legal Matters”, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through the “Investors”—“Financials”—“SEC Filings” page of our website at www.ethzilla.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1 thereto filed with the SEC on April 25, 2025, and Amendment No. 2 thereto filed with the SEC on May 8, 2025 (File No. 001-38105);

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, July 23, 2025, and November 14, 2025, respectively (File No. 001-38105);

(c)	Our definitive proxy statements on Schedule 14A, filed with the SEC on July 7, 2025 and September 5, 2025, as supplemented by our Definitive Additional Materials on Schedule 14A filed with the SEC on September 19, 2025, respectively, to the extent filed and not furnished with the Commission (File No. 001-38105);

(d)	Our Current Reports on Form 8-K and 8-K/A (other than information furnished rather than filed) filed with the SEC on January 2, 2025, February 7, 2025, February 21, 2025, February 25, 2025, April 1, 2025, April 9, 2025, April 30, 2025, May 1, 2025, June 18, 2025, June 20, 2025, June 25, 2025, June 30, 2025, July 1, 2025, July 14, 2025, July 24, 2025, July 30, 2025, August 5, 2025, August 11, 2025, August 12, 2025, August 13, 2025, August 14, 2025, August 18, 2025, August 18, 2025, August 21, 2025, August 21, 2025, August 25, 2025, September 2, 2025, September 5, 2025, September 8, 2025, September 15, 2025, September 19, 2025, September 22, 2025, September 25, 2025, September 30, 2025, October 8, 2025, October 15, 2025, October 23, 2025, October 27, 2025, November 14, 2025, November 25, 2025, December 1, 2025, December 3, 2025, December 10, 2025, December 10, 2025, and December 16, 2025 (File No. 001-38105); and

(e)	the description of our Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as Exhibit 4.6 (File No. 001-38105), including any amendment or report filed for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

ETHZilla Corporation

Attention: Corporate Secretary

2875 South Ocean Blvd, Suite 200

Palm Beach, Florida 33480

Telephone (650) 507-0669.

The documents incorporated by reference may be accessed at our website at www.ethzilla.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

2,726,983 Shares of Common Stock

PRELIMINARY PROSPECTUS

_______________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses that have and will be paid by us in connection with the issuance and distribution of the securities being registered. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the selling stockholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

All amounts are estimates, except for the SEC registration fee:

Registration Fee Under the Securities Act of 1933	$2,553
Financial Printing and Miscellaneous Expenses (1)	$7,447
Accounting Fees and Expenses (1)	$20,000
Legal Fees and Expenses (1)	$60,000
Total	$90,000

(1)	Estimated.

Item 15. Indemnification of Directors and Officers

Section 145 of Delaware General Corporation Law (DGCL) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, to the fullest extent permitted by law. We also intend to enter into indemnification agreements with any new directors and executive officers in the future.

Neither our Bylaws nor our Certificate of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits.

(a) Exhibits.

Item 16. Exhibits.

No.	Description
2.1#	Purchase and Subscription Agreement dated October 22, 2025, by and among ETHZilla Corporation and Satschel, Inc. (Filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 23, 2025, and incorporated herein by reference)
2.2#	Purchase and Subscription Agreement dated December 1, 2025, by and among ETHZilla Corporation and Karus, Inc. (Filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 3, 2025, and incorporated herein by reference)
2.3#£	Series B-3 Preferred Stock Purchase Agreement dated December 9, 2025, by and among ETHZilla Corporation and Zippy, Inc. (Filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 10, 2025, and incorporated herein by reference)
3.1	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 12, 2020, and incorporated by reference herein).
3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on December 15, 2022 (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 16, 2022, and incorporated by reference herein)
3.3	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp., filed with the Secretary of State of Delaware on February 26, 2024 (Filed as Exhibit 3.1 To the Current Report on Form 8-K filed by the registrant on February 28, 2024, and incorporated by reference herein)
3.4	Certificate of Designations of 180 Life Sciences Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 3, 2024, and incorporated by reference herein)
3.5	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp., filed with the Secretary of State of Delaware on July 24, 2025 (increasing authorized shares of common stock to 1,000,000,000 shares) (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on July 24, 2025, and incorporated by reference herein)
3.6	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp. as filed with the Secretary of State of Delaware on August 12, 2025, and effective on August 18, 2025 (Name change to ETHZilla Corporation) (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on August 13, 2025, and incorporated by reference herein)
3.7	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation for ETHZilla Corporation increasing the Company’s Authorized Number of Shares of Common Stock From One Billion (1,000,000,000) to Five Billion (5,000,000,000), as filed with the Secretary of State of Delaware on October 8, 2025 (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 8, 2025, and incorporated by reference herein)
3.8	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of ETHZilla Corporation, filed with the Secretary of State of Delaware on October 14, 2025 (affecting a 1-for-10 Reverse Stock Split) (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 15, 2025, and incorporated by reference herein)
3.9	Third Amended and Restated Bylaws of ETHZilla Corporation effective August 18, 2025 (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 3, 2024, and incorporated by reference herein) (filed as Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on August 13, 2025, and incorporated by reference herein)
4.1*	Specimen Common Stock Certificate

4.2	Form of Convertible Debenture dated August 8, 2025 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2025, and incorporated herein by reference)
4.3	Form of Convertible Debenture dated September 23, 2025 (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K/A filed on September 25, 2025, and incorporated by reference herein).
4.4	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (filed as Exhibit 4.6 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on March 31, 2023, and incorporated herein by reference)
5.1*	Opinion of The Loev Law Firm, PC
10.1	Form of Stock Purchase Agreement dated December 1, 2025, by and among ETHZilla Corporation and Certain Stockholders of Karus, Inc. (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 3, 2025, and incorporated herein by reference)
10.2#£	Karus, Inc. Series A Preferred Stock Rights Agreement dated December 1, 2025, by and among Karus, Inc., ETHZilla Corporation and Certain Stockholders of Karus, Inc. (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 3, 2025, and incorporated herein by reference)
10.3	Form of Stock Purchase Agreement dated December 9, 2025, by and among ETHZilla Corporation and Certain Investors and Key Holders of Zippy, Inc. (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 10, 2025, and incorporated herein by reference)
10.4£	Registration Rights Agreement dated December 9, 2025, by and among ETHZilla Corporation and Zippy, Inc. (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 10, 2025, and incorporated herein by reference)
10.5#£	Zippy, Inc. Third Amended and Restated Investors’ Rights Agreement dated December 9, 2025, by and among Zippy, Inc. and Certain Investors and Key Holders of Zippy, Inc. (Filed as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 10, 2025, and incorporated herein by reference)
10.6#£	Zippy, Inc. Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated December 9, 2025, by and among Zippy, Inc. and Certain Investors and Key Holders of Zippy, Inc. (Filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 10, 2025, and incorporated herein by reference)
10.7#	Zippy, Inc. Third Amended and Restated Voting Agreement dated December 9, 2025, by and among Zippy, Inc. and Certain Investors and Key Holders of Zippy, Inc. (Filed as Exhibit 10.5 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 10, 2025, and incorporated herein by reference)
23.1*	Consent of M&K CPA’s, PLLC, independent registered public accounting firm.
23.2*	Consent of Marcum LLP, independent registered public accounting firm.
23.3*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of this Registration Statement).
107*	Filing Fee Table

*	Filed herewith.

#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that ETHZilla Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

Item 17. Undertakings

We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, Florida, on the 18th day of December 2025.

ETHZilla Corporation

By:	/s/ McAndrew Rudisill
Name:	McAndrew Rudisill
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints McAndrew Rudisill and John Saunders, and each of them, true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and her and in his and her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ McAndrew Rudisill	Chief Executive Officer and Director	December 18, 2025
McAndrew Rudisill	(Principal Executive Officer)

/s/ John Saunders	Chief Financial Officer	December 18, 2025
John Saunders	(Principal Financial and Accounting Officer)

/s/ Ryan L. Smith	Lead Director	December 18, 2025
Ryan L. Smith

/s/ Andrew Suckling	Director	December 18, 2025
Andrew Suckling

/s/ Crystal Heter	Director	December 18, 2025
Crystal Heter

/s/ Jason New	Director	December 18, 2025
Jason New